Investors / Corporate: David S. Bassin, CFO inVentiv Health, Inc. (732) 537-4804 investor@inventivhealth.com	Media: Marcia Frederick inVentiv Health, Inc. (614) 543-6281 mfrederick@inventivhealth.com

inVentiv Health Reports Financial Results
for Third Quarter 2009

•	Third Quarter Revenues declined 6% to $270.5 mm
•	Third Quarter Adjusted EPS $0.34 (GAAP EPS $0.35)
•	President/COO Resigns

SOMERSET, NEW JERSEY, November 4, 2009 ― inVentiv Health, Inc. (NASDAQ: VTIV), a leading provider of commercialization services to the global pharmaceutical and healthcare industries, today announced financial results for the third quarter 2009.

Third Quarter 2009 Results attributable to inVentiv Health, Inc.:

•
Total revenues decreased 6% to $270.5 million for the third quarter of 2009, compared to $289.2 million for the third quarter of 2008.  Net revenues declined 4% to $232.8 million, compared to $243.4 million for the third quarter of 2008.

•
Adjusted EBITDA decreased 12% to $32.6 million for the third quarter of 2009, compared to $37.2 million for the third quarter of 2008.  Adjusted Operating income decreased 13% to $24.3 million for the third quarter of 2009, compared to $27.8 million for the third quarter of 2008.  GAAP operating income was $24.6 million for the third quarter of 2009, compared to $27.6 million for the third quarter of 2008.

•
Adjusted Net income attributable to inVentiv Health, Inc. was $11.5 million for the third quarter of 2009, compared to adjusted net income of $13.6 million for the third quarter of 2008.  Net income attributable to inVentiv Health, Inc., as reported was $11.7 million for the third quarter of 2009, compared to $13.3 million for the third quarter of 2008.

•
Adjusted diluted earnings per share (EPS) attributable to inVentiv Health, Inc. was $0.34 for the third quarter of 2009 and GAAP diluted EPS was $0.35, compared to an adjusted diluted EPS of $0.41 for the third quarter of 2008 and GAAP diluted EPS of $0.40 for the third quarter of 2008.

The company also generated $20.9 million of cash flow from continuing operations for the quarter and a total of $78.7 million for the first nine months of 2009.

Segment Results:

•
inVentiv Clinical reported total revenues of $53.8 million during the third quarter of 2009, down 4% from $56.0 million during the third quarter of 2008.  Lower demand in permanent placement and contract staffing was offset to a large degree by the continued growth of our CRO services.   The division also announced its global expansion efforts through the alliance with ActivaCro, a regional full-service Contract Research Organization (CRO) based in Argentina, with operations in Chile, Uruguay and Mexico.

•
inVentiv Communications reported total revenues of $77.6 million during the third quarter of 2009, down 8% from $84.1 million during the third quarter of 2008.  Net revenues increased 2% during the quarter as pass-through expenses were lower than the prior year.  The third quarter of 2009 represents the first year-over-year increase in quarterly net revenues since the fourth quarter of 2008.  The Company believes clients' advertising and promotional expenditures stabilized as clients seek to gain efficiencies and better coordination of their promotional efforts through consolidation of market efforts with fewer vendors.  The division won a number of new engagements with existing and new clients.

•
inVentiv Commercial reported total revenues of $105.0 million during the third quarter of 2009, a decrease of 10% compared to the $117.3 million during the third quarter of 2008.  The division experienced delays in decisions among some U.S. clients and proposals which did not materialize into new contracts.  In Japan, the Company completed the deployment of 3 new sales teams previously announced.

•
inVentiv Patient Outcomes reported total revenues of $34.1 million during the third quarter of 2009, up 7% from $31.8 million during the third quarter of 2008.  These results reflect clients’ continued focus on the patient and related healthcare outcomes, including increased transaction volumes in our patient assistance programs, and the results of PMG, an acquisition completed in 2008.

In a separate press release, the Company announced that Terry Herring, President and Chief Operating Officer of inVentiv Health, will resign his position effective December 31, 2009.

"Our industry leading position and diversified business platform enabled us to post solid third quarter results.  We continue to deliver creative integrated services which drive efficiency and positive return on investments for our clients. We also made great progress streamlining our business, reducing costs and improving margins," commented Mr. Blane Walter, Chief Executive Officer of inVentiv Health. He added, "We have seen a stabilization in client spending and are well positioned to capitalize on a rebound in the economy.”

2009 Financial Targets Update

At this time, the Company is providing a fourth quarter 2009 revenue target range of $270 million to $285 million and earnings per share target range of $0.40 to $0.43.

Conference Call Information

Thursday, November 5, 2009, 8:30 a.m. Eastern Time
Call in number: (800) 358-8448 (Domestic) or (706) 634-1367 (International)
Live and archived webcast: www.inVentivHealth.com

A replay of the call will be available immediately following the call through November 12, 2009 at (800) 642-1687 or (706) 645-9291.  The conference ID number for the replay is 34964319.

In concert with the call, information regarding inVentiv Health’s historical and recent operational and financial performance will be available at http://www.inventivhealth.com/about_us/ir_investor_decks.aspx.

About inVentiv Health

inVentiv Health, Inc. (NASDAQ: VTIV) is an insights-driven global healthcare leader that provides dynamic solutions to deliver customer and patient success.  inVentiv delivers its customized clinical, sales, marketing and communications solutions through its four core business segments: inVentiv Clinical, inVentiv Communications, inVentiv Commercial, and inVentiv Patient Outcomes.  inVentiv Health's client roster is comprised of more than 350 leading pharmaceutical, biotech, life sciences and healthcare payer companies, including all top 20 global pharmaceutical manufacturers.  For more information, visit www.inVentivHealth.com.

inVentiv Health Reports
Third Quarter 2009 Results

(1) USE OF NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures which is intended to make the Company’s financial statements more directly comparable on a period-to-period basis. The Company’s objectives in presenting non-GAAP financial measures are:

•	To present the financial statements on a more comparable period-to-period basis;

•	To enhance investors’ overall understanding of the Company’s past financial performance and its planning and forecasting of future periods; and

•	To allow investors to assess the Company’s financial performance using management’s analytical approach.

Table 3 below contains reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures.

The non-GAAP financial measures “adjusted net income” and “adjusted diluted EPS” discussed in this press release are related to the following two factors:

•
Derivative Interest: In October 2005, the Company engaged in an interest rate hedge of its $175 million term loan facility, which the Company did not designate for hedge accounting until July 2006.  In July 2006, the Company employed a hypothetical derivative model to assess ineffectiveness.   For the three-months ended September 30, 2008, the Company recorded $0.3 million of interest expense (approximately $0.2 million, net of taxes), relating to the ineffectiveness of the hedge for the quarter.  Net interest expense was adjusted to exclude these adjustments in the third quarter of 2008.  Starting in 2009, there is no ineffectiveness in the Company’s interest rate hedge.

•
Other than Temporary Gain/Impairment on Marketable Securities:  During the third quarter of 2009 and 2008, the Company recorded an approximate $0.3 million gain ($0.2 million net of taxes) and an approximate $0.2 million ($0.1 million net of taxes) impairment, respectively, related to an other than temporary gain/impairment of the Company's Columbia Strategic Cash Portfolio (“CSCP”), which held certain asset-backed securities.  Consistent with the company's investment policy guidelines, the vast majority of holdings within CSCP held by the company had AAA/Aaa credit ratings at the time of purchase. With the liquidity issues experienced in the global credit and capital markets, the CSCP experienced other than temporary losses resulting in a change in the net asset value per share from its $1 par value.  The other than temporary gain/impairment loss was adjusted to exclude this charge for third quarter 2009 and 2008 results.

This press release also contains the non-GAAP financial measure “Adjusted EBITDA”, which is defined as net income attributable to inVentiv Health, Inc. before taxes, interest, depreciation, amortization and the aforementioned adjustments.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. Management believes that the non-GAAP financial measures included in the exhibit, when shown in conjunction with the corresponding GAAP measures, is useful to investors for the reasons discussed above.  Management uses these non-GAAP financial measures in assessing the performance of the Company’s operations on a consistent basis from period to period.

Forward-Looking Information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks that may cause inVentiv Health's performance to differ materially.  Such risks include, without limitation: the potential impact of a recessionary environment on our customers and business; our ability to sufficiently increase our revenues and maintain or decrease expenses and cash capital expenditures to permit us to fund our operations; our ability to continue to comply with the covenants and terms of our credit facility and to access sufficient capital under our credit agreement or from other sources of debt or equity financing to fund our operations; the impact of any default by our credit providers or swap counterparties; our ability to accurately forecast costs to be incurred in providing services under fixed price contracts, including with respect to the leasing costs for our fleet vehicles and related fuel costs; our ability to accurately forecast insurance claims within our self-insured programs; our ability to accurately forecast the performance of business units to which our potential earnout obligations relate and, therefore, to accurately estimate the amount of the earnout obligations we will incur;  the potential impact of pricing pressures on pharmaceutical manufacturers from future health care reform initiatives or from changes in the reimbursement policies of third party payers; potential disruptions and switching costs related to vendors relationships; the possibility that customer agreements will be terminated or not renewed; our ability to grow our existing client relationships, obtain new clients and cross-sell our services; our ability to successfully operate new lines of business; our ability to manage our infrastructure and resources to support our growth; our ability to successfully identify new businesses to acquire, conclude acquisition negotiations and integrate the acquired businesses into our operations; any disruptions, impairments, or malfunctions affecting software as well as excessive costs or delays that may adversely impact our continued investment in and development of software; the potential impact of government regulation on us and on our client base; our ability to comply with all applicable laws as well as our ability to successfully implement from a timing and cost perspective any changes in applicable laws; our ability to recruit, motivate and retain qualified personnel, including sales representatives and clinical staff; the actual impact of the adoption of certain accounting standards; our ability to maintain technological advantages in a variety of functional areas, including sales force automation, electronic claims surveillance and patient compliance; the actual outcome of pending litigation; any potential impairments of intangible assets; consolidation in the pharmaceutical industry; changes in trends in the pharmaceutical industries or in pharmaceutical outsourcing; and our inability to determine the actual time at which the liquidation of the Columbia Strategic Cash Portfolio will be completed or the total losses that we will actually realize from that investment vehicle.  Readers of this press release are referred to documents filed from time to time by inVentiv Health, Inc. with the Securities and Exchange Commission for further discussion of these and other factors.

inVentiv Health Reports
Third Quarter 2009 Results

Table 1
INVENTIV HEALTH, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)

	For the Three-Months Ended		For the Nine-Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net revenues	$232,765	$243,383	$689,247	$703,964
Reimbursed out-of-pockets	37,701	45,790	107,911	132,572
Total revenues	270,466	289,173	797,158	836,536

Operating expenses:
Cost of services	145,459	153,427	438,342	441,001
Reimbursable out-of-pocket expenses	38,864	48,649	109,433	139,083
Selling, general and administrative expenses	61,588	59,498	180,659	180,983
Total operating expenses	245,911	261,574	728,434	761,067

Operating income	24,555	27,599	68,724	75,469
Interest expense	(5,775)	(6,443)	(17,322)	(19,134)
Interest income	15	438	130	1,684
Income from continuing operations before income tax provision and loss from equity investments	18,795	21,594	51,532	58,019
Income tax provision	(6,863)	(8,125)	(20,403)	(22,518)
Income from continuing operations before loss from equity investments	11,932	13,469	31,129	35,501
Loss from equity investments	(73)	(13)	(65)	(47)
Income from continuing operations	11,859	13,456	31,064	35,454

Income from discontinued operations:
(Losses) gains on disposals of discontinued operations, net of taxes	--	(3)	--	104
(Loss) income from discontinued operations	--	(3)	--	104

Net income	11,859	13,453	31,064	35,558
Less: Net income attributable to the noncontrolling interest	(136)	(130)	(140)	(1,022)
Net Income attributable to inVentiv Health, Inc.	$11,723	$13,323	$30,924	$34,536

Earnings per share:
Continuing operations:
Basic	$0.35	$0.40	$0.92	$1.04
Diluted	$0.35	$0.40	$0.92	$1.03
Discontinued operations:
Basic	$0.00	$0.00	$0.00	$0.01
Diluted	$0.00	$0.00	$0.00	$0.00
Net income:
Basic	$0.35	$0.40	$0.92	$1.05
Diluted	$0.35	$0.40	$0.92	$1.03
Weighted average common shares outstanding:
Basic	33,583	33,215	33,469	32,969
Diluted	33,885	33,498	33,699	33,429

inVentiv Health Reports
Third Quarter 2009 Results

Table 2

inVentiv Health, Inc.
Selected Financial Data
($’s in 000’s)
(unaudited)

	September 30,	December 31,
	2009	2008

Cash ..……………………………………………….	$101,601	$90,463
Restricted Cash and Marketable Securities (1)……	$3,736	$11,793
Accounts Receivable, Net…………………………	$149,782	$158,689
Unbilled Services…………………………………...	$97,502	$86,390
Total assets……..…………………………………...	$969,132	$973,116
Client Advances & Unearned Revenue……………..	$61,012	$57,223
Working Capital (2)………………………………...	$224,367	$163,620
Long-term debt (3)………………………………...	$322,928	$326,107
Capital Lease Obligations (3)……………………..	$27,459	$38,427
Depreciation (4)…………………………………….	$15,750	$20,870
Amortization (4)…………………………………….	$9,344	$15,118
Days Sales Outstanding (5)…………………………	77	72

1)	Includes $3.7 million long term marketable securities classified as Deposits and Other Assets as of December 31, 2008.

2)	Working Capital is defined as total current assets less total current liabilities.

3)	Liabilities are both current and noncurrent.

4)	Depreciation and amortization are reported on a year-to-date basis.

5)
Days Sales Outstanding (“DSO”) is measured using the combined amounts of Accounts Receivable and Unbilled Services (excluding work-in-progress, which does not affect calculation) outstanding as of the Balance Sheet date, against Revenues for the trailing 3-month period then ended.

inVentiv Health Reports
Third Quarter 2009 Results

Table 3
inVentiv Health, Inc.
Non-GAAP Income Statement Reconciliation
For the Three Months Ended September 30, 2009 and 2008
(unaudited)

Reconciliation of Adjusted EBITDA (in millions)	Three-Months Ended September 30,
(Subtract) Add	2009	2008
Net income attributable to inVentiv Health Inc., as reported	$11.7	$13.3
Add: Income tax provision	6.9	8.1
Add: Net Interest expense	5.8	6.0
Add: Depreciation	5.4	5.7
Add: Amortization	3.1	3.9
EBITDA	$32.9	$37.0
Other than temporary impairment of marketable securities	(0.3)	0.2
Adjusted EBITDA	$32.6	$37.2

Reconciliation of Adjusted Net Income attributable to inVentiv Health Inc. (in millions)	Three-Months Ended September 30,
(Subtract) Add	2009	2008
Net income attributable to inVentiv Health Inc., as reported	$11.7	$13.3
Other than temporary impairment of marketable securities, net of taxes	(0.2)	0.1
Derivative interest, net of taxes	--	0.2
Net income, attributable to inVentiv Health Inc. as adjusted	$11.5	$13.6

Reconciliation of Adjusted Operating Income (in millions)	Three-Months Ended September 30,
(Subtract) Add	2009	2008
Operating income, as reported	$24.6	$27.6
Other than temporary impairment of marketable securities	(0.3)	0.2
Operating income, as adjusted	$24.3	$27.8

Reconciliation of Adjusted Earnings per Share attributable to inVentiv Health Inc.	Three-Months Ended September 30,
(Subtract) Add	2009	2008
Diluted earnings per share attributable to inVentiv Health Inc., as reported	$0.35	$0.40
Other than temporary impairment of marketable securities, net of taxes	(0.01)	--
Derivative interest, net of taxes	--	0.01
Diluted earnings per share attributable to inVentiv Health Inc., as adjusted	$0.34	$0.41